     As filed with the Securities and Exchange Commission on March 2, 2001
                                                    Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             THE CREDIT STORE, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                            87-0296990
  -------------------------------                            -------------------
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

       3401 NORTH LOUISE AVENUE
       SIOUX FALLS, SOUTH DAKOTA                                   57107
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

      NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF DECEMBER 15, 1997,
                       BY AND BETWEEN THE REGISTRANT AND
                                AVROM S. WAXMAN
                                      AND
      NON-QUALIFIED STOCK OPTION AGREEMENT DATED AS OF DECEMBER 15, 1997,
                       BY AND BETWEEN THE REGISTRANT AND
                                ROBERT M. STATA
       --------------------------------------------------------------------
                            (Full title of the plan)

                               Michael J. Philippe
                    Executive Vice-President, Chief Financial
                             Officer, and Treasurer
                             The Credit Store, Inc.
                            3401 North Louise Avenue
                         Sioux Falls, South Dakota 57107
                    ------------------------------------------
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (800) 240-1855

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                              Proposed
                                         Proposed              maximum
      Title of          Amount            maximum             aggregate           Amount of
   securities to         to be        offering price          offering           registration
   be registered      registered       per share (1)          price (1)              fee
-----------------------------------------------------------------------------------------------
   Common Stock,        300,000
  $.001 par value        shares              $2                $600,000              $150
-----------------------------------------------------------------------------------------------
   Common Stock,        300,000
  $.001 par value        shares              $2                $600,000              $150
-----------------------------------------------------------------------------------------------
       TOTAL            600,000                                                      $300
                         shares                              $1,200,000
-----------------------------------------------------------------------------------------------

 (1)    Based on the option exercise price pursuant to Rule 457(h)(1).

================================================================================

                             THE CREDIT STORE, INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

                      (1) The Amended Annual Report of The Credit Store,
               Inc. (the "Company") on Form 10-K/A for the fiscal year ended May 31, 2000, filed on September 28, 2000 (File No. 001-16083).

                      (2) The Company's Quarterly Reports on Form 10-Q
               (i) for the quarterly period ended August 31, 2000, filed on October 20, 2000 and (ii) for the quarterly period ended November 30, 2000, filed on January 16, 2001 (File No. 001-16083).

                      (3) The Company's Current Report on Form 8-K filed on
               September 28, 2000.

                      (4) All other reports filed pursuant to Section 13(a) or
               15(d) of the Exchange Act after the effective date of the Registration Statement referred to in (1) above.

                      (5) The description of the Company's Common Stock which is contained in the Registration Statement of the Company on Form 10 (File No. 000-28709), as amended (declared effective on April 6,
               2000), filed under the Exchange Act.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all of the shares of Common Stock offered have been sold or which deregister all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

               Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                In accordance with the DGCL, the Company's Certificate of Incorporation provides that the directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except for any breach of the director's duty of loyalty to the Company and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct, or knowing violation of law; (iii) under

Section 174 of the DGCL, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or (iv) for any transaction from which the director derives an improper personal benefit. This provision does not eliminate a director's fiduciary duties; it merely eliminates the possibility of damage awards against a director personally which may be occasioned by certain unintentional breaches (including situations that may involve grossly negligent business decisions) by the director of those duties. The provision has no effect on the availability of equitable remedies, such as injunctive relief or rescission, which might be necessitated by a director's breach of his or her fiduciary duties. However, equitable remedies may not be available as a practical matter where transactions (such as merger transactions) have already been consummated. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against the directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

                The Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Similar standard of care is applicable in the case of derivative actions, except that no indemnification shall be made where the person is adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and expenses.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8. EXHIBITS.

        Exhibit                                    Description
        -------                                    -----------
          4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 10 (Registration No. 000-28709) filed with the Commission on February 24, 2000).

          4.2 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 (Registration No. 000-28709) filed with the Commission on February 24, 2000).

          4.3 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2000 (File No. 001-16083), filed with the Commission on January 16, 2001).

          5                         Opinion of Faegre & Benson LLP.

          23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).


          23.2                      Consent of Grant Thornton LLP.

          24                        Powers of Attorney.

          99.1                      Form of Non-Qualified Stock Option
                                    Agreement.

          99.2                      Form of Non-Qualified Stock Option
                                    Agreement.


ITEM 9. UNDERTAKINGS.

        A.     The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                             (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sioux Falls, state of South Dakota on February 14, 2001.

                                       THE CREDIT STORE INC.




                                       By  /s/ Kevin T. Riordan
                                          --------------------------------------
                                               Kevin T. Riordan
                                               President



                                       By  /s/ Michael J. Philippe
                                          --------------------------------------
                                               Michael J. Philippe
                                               Executive Vice President, Chief
                                               Financial Officer, and Treasurer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2001.

Signature                                        Title
---------                                        -----

/s/ Kevin Riordan                                President and Director
--------------------------------------------
Kevin Riordan


/s/ Michael J. Philippe                          Executive Vice President,
---------------------------------------------    Chief Financial Officer, and
Michael J. Philippe                              Treasurer


Jay L. Botchman*                                 Director

Barry E. Breeman*                                Director     A majority of the
                                                              Board of Directors
J. Richard Budd, III*                            Director

Geoffrey A. Thompson*                            Chairman


* Michael J. Philippe, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.


                                       By  /s/ Michael J. Philippe
                                          --------------------------------------
                                           Michael J. Philippe, Attorney in Fact

                                INDEX TO EXHIBITS

                                                                                    Method
Exhibit                              Description                                   of Filing
-------                              -----------                                   ---------
 4.1         Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 10
             (Registration No. 000-28709) filed with the Commission on
             February 24, 2000).................................................   Incorporated by
                                                                                   reference

 4.2         Amended  and  Restated   Certificate  of  Incorporation  of  the
             Company  (incorporated  by  reference  to  Exhibit  3.1  to  the
             Company's  Registration  Statement on Form 10 (Registration  No.
             000-28709) filed with the Commission on February 24,
             2000)..............  ..............................................   Incorporated by
                                                                                   reference

 4.3         Amended and  Restated  By-Laws of the Company  (incorporated  by reference to Exhibit 3.2 to the  Company's  Quarterly  Report on
             Form 10-Q for the  quarterly  period  ended  November  30,  2000
             (File No.  001-16083),  filed with the Commission on January 16,
             2001)..............................................................   Incorporated by
                                                                                   reference

 5           Opinion of Faegre & Benson LLP.....................................   Filed
                                                                                   Electronically

 23.1        Consent of Faegre & Benson LLP
             (contained in its opinion filed as Exhibit 5 to his Registration
             Statement)

 23.2        Consent of Grant Thornton LLP......................................   Filed
                                                                                   Electronically

 24          Powers of Attorney.................................................   Filed
                                                                                   Electronically

 99.1        Form of Non-Qualified Stock Option Agreement ......................   Filed
                                                                                   Electronically

 99.2        Form of Non-Qualified Stock Option Agreement ......................   Filed
                                                                                   Electronically